Exhibit 10.25
[Form for Employees]
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT is made as of this 16th day of February, 2012 (the “Agreement”), by and between Customers Bancorp, Inc. (the “Company”) and _________________________(the “Grantee”).

WHEREAS, the Grantee is a valued employee of the Company or one of its subsidiaries (collectively referred to as the “Employer”); and

WHEREAS, the Company maintains the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to the Special Stock Reward Program approved by the Compensation Committee of the Company’s Board of Directors, as additional compensation for the Grantee’s future services to the Employer, and to induce the Grantee to continue his or her efforts to enhance the value of the Company for the benefit of shareholders, generally, and pursuant to the actions of the Company’s Board of Directors and the Committee established under the Plan, the Company wishes to conditionally transfer rights to receive shares of common stock of the Company to the Grantee pursuant to the terms of the Plan, subject to the additional terms and conditions set forth herein.

NOW, THEREFORE, the Company and the Grantee, intending to be legally bound, hereby agree as follows:

1.           Subject to and as soon as practicable following the satisfaction of the vesting conditions set forth in Paragraph 2 below, the Company shall transfer  __________________ (________) shares of the Company’s [Voting Common Stock or  Class B Non-Voting Common Stock], par value $1.00 per share (“Award Shares”), to the Grantee, at which time the Grantee shall become the beneficial owner of the Award Shares.

2.           (a)           The Grantee shall be entitled to receive the Award Shares on a date (the “Vesting Date”) on, or as soon as practical after, the earlier of (i) and (ii) below:

(i)	a “Change in Control” as defined in the Customers Bancorp, Inc. 2010 Stock Option Plan that results in a single person or entity owning more than 24.9% of the outstanding stock of the Company, or

(ii)
December 31, 2016, provided that the Company’s voting common stock had traded at greater than $18.90 per share (adjusted for any stock splits or stock dividends) for five consecutive trading days during the five-year period ending on December 31, 2016.

(b)           If the Grantee’s employment with the Employer is terminated for any reason prior to the earlier of the dates set forth in Paragraph 2(a)(i) and (ii), this Agreement shall automatically terminate, the Grantee shall forfeit all rights hereunder, and no shares of common stock or other consideration shall be transferred to Grantee pursuant to this Agreement.  In addition, and for the avoidance of doubt, if no Change in Control described in Paragraph 2(a)(i) occurs on or before December 31, 2016, and the requirement set forth in Paragraph 2(a)(ii) is not satisfied on or before December 31, 2016, this Agreement shall automatically terminate, the Grantee shall forfeit all rights hereunder, and no shares of common stock or other consideration shall be transferred to the Grantee pursuant to this Agreement.

3.           Unless the Grantee and the Employer make other arrangements satisfactory to the Company with respect to the payment of withholding taxes, no Award Shares shall be transferred to the Grantee pursuant to Paragraph 2(a), above, until the Grantee has delivered to cash to the Company equal to the sum of the minimum amount of all taxes required to be withheld and deposited in connection with the transfer of the Award Shares.  The Grantee shall forfeit the Award Shares if neither such satisfactory arrangements are made or delivery of the requisite amount of cash does not occur within sixty (60) days following the Vesting Date.

4.           Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of the Employer, or shall interfere with or restrict in any way the rights of such person to terminate Grantee’s employment at any time, subject to the terms of any employment agreement by and between the Employer and Grantee.

5.           This Award Agreement is subject to the terms of the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan.  Except as otherwise stated, all capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan.

6.           This Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania, without giving effect to the choice of law principles thereof.

The Company has executed this Agreement with intent to be legally bound hereby, as of the first date set forth above.

CUSTOMERS BANCORP, INC.

By:_____________________________________

GRANTEE

________________________________________
signature